Exhibit 99.1

Genpact to Acquire Headstrong for US$550 Million

Brings exceptional high-end capital markets domain and technology expertise, creating a compelling, differentiated value proposition

•	Transaction expected to accelerate Genpact’s revenue growth and be EPS accretive

•	Headstrong’s clients to benefit from Genpact’s global scale and end-to-end service capabilities

NEW YORK, April 6, 2011 – Genpact Limited (NYSE: G), a global leader in business process and technology management, today announced that it has signed a definitive agreement to acquire Headstrong Corporation, a global provider of comprehensive consulting and IT services with a specialized focus in capital markets and healthcare, for cash consideration of $550 million. Genpact expects the transaction to be accretive to earnings per share on a GAAP basis in 2011. The transaction is being funded by a combination of existing cash and acquisition financing, and is expected to close by May 31, 2011, subject to customary regulatory and other conditions.

“Headstrong is a complementary high-growth business, built by talented leaders, that is an excellent fit strategically, financially, operationally and culturally. With this acquisition, we are gaining critical domain and technology expertise in the complex, but highly attractive, capital markets industry vertical. This expertise – combined with our capabilities in business process management (BPM) and Smart Decision Services that encompass analytics and reengineering – will create a uniquely powerful value proposition for clients,” said Pramod Bhasin, president and CEO of Genpact.

Headstrong is a recognized leader with formidable domain expertise in several segments of the capital markets industry vertical, such as asset management, derivatives, wealth management, prime brokerage, reference data, compliance and mortgages. With a strong mix of onsite and offshore expertise, Headstrong counts nine of the world’s top ten investment banks and three of the top five asset managers as clients. The company also has an emerging practice in healthcare administration. Headstrong has approximately 3,700 employees in seven countries and generates a significant amount of revenue from employees who are onsite with clients in the United States, the United Kingdom and Japan. Headstrong generated revenues of approximately $217 million in 2010 and Genpact expects Headstrong’s long-term growth rate to be in excess of 20% per year.

“This transaction is the next stage of our evolution and it immediately positions Headstrong to emerge as the global leader in domain-led services to the capital markets,” said Sandeep Sahai, CEO of Headstrong. “Our companies’ combined offerings create a compelling value proposition, with significant potential to offer Genpact’s extensive expertise in business process management, reengineering, high-end analytics and infrastructure support to our clients. We are also excited about adding our capabilities to Genpact’s strong client portfolio in the banking, financial services and insurance markets. Our geographical footprint will also increase, allowing us to provide these enhanced services from more locations, including in the U.S., Mexico, Poland, Hungary and China. Finally, we are all thrilled to join the Genpact team.”

Genpact’s Chief Operating Officer Tiger Tyagarajan said, “We are combining forces for our clients who seek a nimble provider with global scale, specialist knowledge and end-to-end solutions, such as through Smart Enterprise Processes (SEPSM). By enhancing our domain expertise, we can more broadly deliver our end-to-end solutions to clients in specific industry verticals. The acquisition of Headstrong will also help us expand operations in the U.S. and shift our center of gravity to be even closer to our clients.”

Genpact’s SEPSM framework and Smart Decision Services will complement Headstrong’s technology and domain capabilities. As a result, the newly-expanded company will be able to meet the growing needs of companies in the capital markets, financial services and healthcare verticals for governance, risk, compliance and back-office processing services. Sandeep Sahai and his management team will lead Genpact’s capital markets industry vertical and build the combined services and solutions that clients are seeking.

Citigroup Global Markets Inc. and UBS Securities LLC acted as the financial advisors to Genpact in this transaction and Cravath, Swaine & Moore LLP acted as outside legal counsel. Morgan Stanley & Co. Incorporated acted as exclusive financial advisor to Headstrong in this transaction and Kirkland & Ellis LLP acted as its legal counsel.

Conference Call to Discuss Transaction

Genpact management will host a conference call at 8:30 a.m. (Eastern Standard Time) on April 6, 2011 to discuss the acquisition of Headstrong. To participate, callers can dial 1- 800-510-0178 from within the U.S. or +1 (617) 614-3450 from any other country. Thereafter, callers need to enter the participant passcode, which is 31403302. A live webcast of this event will also be made available on the Genpact Investor Relations website at http://investors.genpact.com.

For those who cannot participate in the call, a replay and podcast will be available on our website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on our website.

About Headstrong

Headstrong is a global consulting and IT services company with a specialized focus in financial services. With three decades of domain expertise, Headstrong is the world’s leading offshore outsourcing company for the capital markets and securities industry. Headstrong delivers targeted domain solutions and a full complement of services, from strategy and business consulting to technology and operations, using multi-shore resources and global project management tools, methods and standards. Headstrong maintains operations in seven countries, including offshore centers in India and Manila, with more than 3,700 employees globally.

About Genpact

Genpact is a global leader in business process and technology management, offering a broad portfolio of enterprise and industry-specific services. The company manages over 3,000 processes for more than 400 clients worldwide. Putting process in the forefront, Genpact couples its deep process knowledge and insights with focused IT capabilities, targeted analytics and pragmatic reengineering to deliver comprehensive solutions for clients. Lean and Six Sigma are an integral part of Genpact’s culture and Genpact views the management of business processes as a science. Genpact has developed Smart Enterprise Processes (SEPSM), a groundbreaking, rigorously scientific methodology for managing business processes, which focuses on optimizing process effectiveness in addition to efficiency to deliver superior business outcomes. Services are seamlessly delivered from a global network of centers to meet a client’s business objectives, cultural and language needs and cost reduction goals. Learn more at www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include, for example, statements regarding benefits of the acquisition, the likelihood and timing of closing of the acquisition, expected synergies, anticipated future financial and operating performance and results, including estimates for growth. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to the ability to obtain governmental approvals of the acquisition on the proposed schedule, the risk that the businesses will not be integrated successfully or that anticipated benefits will not be achieved or will take longer to achieve than expected, possible disruption of business relationships resulting from the acquisition, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

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For more information:

Gail Marold (Genpact Media Relations) gail.marold@genpact.com +1 919-345-3899	Rupali Kathuria (For Genpact India) rupali.kathuria@bm.com +91 124 441 7589	Dave Garrett (Headstrong) Dave.Garrett@headstrong.com +1 703 272 6761